Exhibit 99.1

IHS INC.

2004 LONG-TERM INCENTIVE PLAN

Restricted Stock Units Award Document

Performance-Based RSUs

This Restricted Stock Units Award Document (this “Award Document”) sets forth the terms of a Restricted Stock Unit Award (“Award”) given to                      (“you”) by IHS Inc. (the “Company” or “IHS”).

Unless defined in this Award Document, capitalized terms will have the same meanings ascribed to them in the IHS Inc. 2004 Long-Term Incentive Plan (as may be amended from time to time, the “Plan”).

Pursuant to Article 8 of the Plan, you have been granted restricted stock units (“RSUs”), where each RSU represents one Share (i.e., one share of the Company’s Class A common stock), on the following terms and subject to the provisions of the Plan, which is incorporated by reference. In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:

Employee ID:

Total Number of RSUs Granted:

Grant Date:

Performance Measures: Vesting Schedule:	See Exhibit A attached See Exhibit A attached

Your acceptance of this Award evidenced by either your signature below or a form of electronic acceptance, the method being determined by the Company, indicates that you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached Exhibit A. YOU MUST ACCEPT THIS AWARD WITHIN 90 DAYS OF THE GRANT DATE OR THIS AWARD WILL AUTOMATICALLY BE CANCELLED.

RECIPIENT	IHS INC.

By:

Title:
Print Name

EXHIBIT A

TERMS AND CONDITIONS OF THE

RESTRICTED STOCK UNITS AWARD

PERFORMANCE-BASED RSUs

No Payment for RSUs or Underlying Shares.

No payment is required for the RSUs (or the Shares underlying such RSUs) that you receive under this Award.

Share Delivery upon Vesting.

RSUs that you receive under this Award are subject to Section 8.3 of the Plan; provided, however, that they are transferable at any time by will or by the laws of descent and distribution. As soon as practicable after vesting (and subject to the “Withholding Taxes” section below), the Shares represented by such RSUs will be delivered to you. In its sole discretion, IHS may elect to deliver the Shares to you by book-entry in the Company’s books or by electronic delivery to a brokerage account established for your benefit at a financial/brokerage firm selected by IHS. You agree to complete and sign any documents and take any additional action that the broker designated by IHS may request to enable IHS to accomplish the delivery of the Shares on your behalf. The date of settlement shall not be later than 2 1/2 months after the later of (i) the end of the Company’s fiscal year in which the applicable vesting date occurs or (ii) the end of the calendar year in which the applicable vesting date occurs.

Voting Rights and Dividend Rights.

You shall have no voting rights with respect to any RSUs. After the RSUs have vested and Shares have been issued to you, you will have all rights as a stockholder with respect to those Shares. In the event any cash or stock dividends are paid with respect to Shares while unvested RSUs are outstanding under this Award, the number of RSUs that you receive under this Award shall be increased as provided below in this paragraph. In the case of stock dividends, the number of RSUs subject to this award at “Target” shall be increased by the number of Shares you would have received on the date of payment of the dividend with respect to the number of Shares underlying the unvested RSUs under this award on such date at “Target” performance level. In the case of cash dividends, the number of RSUs subject to this award at “Target” shall be increased by the number of Shares you would have received on the date of payment of the dividend with respect to the number of Shares underlying the unvested RSUs under this award at such date at “Target” performance level, if the amount of dividends was reinvested in Shares on such date. The “Target” number of Units on the front page of this Award Document shall be deemed amended- to reflect such increase in RSUs. The additional RSUs shall be subject to the same vesting requirements and restrictions as the unvested RSUs.

Exhibit A-1

Vesting Schedule.

(a) If the performance objectives as set forth on Annex A attached hereto (collectively, the “Performance Objectives”) are satisfied as of the completion of the performance period(s) for this Award as set forth on Annex A attached hereto (the “Performance Period”), this Award will become fully vested and free of restrictions in accordance with clause (ii) below as of the date the Committee makes the certification referenced in clause (iii) below (the “Performance Vesting Date”); subject to the provision on Termination below.

(i) Performance Objectives. The Committee has established “performance objectives” for this Award based on one or more or any combination of the following criteria. Such criteria may be defined to relate to an individual Participant, the Company as a whole or any business unit or subpart of the Company, an Affiliate or any business unit or subpart of an Affiliate, or any combination thereof. Criteria may include financial measures, based on GAAP or with specific non-GAAP adjustments, including: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow and cash flow return on equity); earnings (including earnings adjusted to exclude factors such as taxes, interest, depreciation and amortization); gross or operating margins; productivity ratios; share price (including growth measures, total stockholder return, and comparative performance); expense targets; margins; operating efficiency; market share; customer satisfaction; working capital targets; and economic value added (i.e., net operating profit after tax minus the sum of capital multiplied by the cost of capital). Criteria may also include subjective measures including personal development goals, individual performance, leadership, productivity, product quality or enhancement, corporate value measures (such as compliance, safety, environmental, governance, or personnel matters), or goals related to corporate initiatives such as acquisitions, dispositions, business transformation, colleague engagement, or customer satisfaction. Measurement of the Performance Objectives may be expressed in absolute terms, objective metrics, subjective evaluation, or compared against internal or external factors (such as industry standards, a group of other companies, stock market indices, or other teams or individuals within the Company). The Performance Objectives applicable to this Award are set forth on Annex A attached hereto.

(ii) Performance-Based Vesting. Subject to the provision on Termination below and to clause (iii) below, the RSUs covered by this Award that will vest and become free of restrictions on the Performance Vesting Date will be calculated as set forth on Annex A attached hereto. The calculation provided on Annex A may allow for the partial or full vesting of this Award based upon the level of achievement of the Performance Objectives.

(iii) Committee Certification. The Committee must certify in writing prior to the RSUs covered by this Award vesting and becoming free of restrictions that the Performance Objectives were, in fact, satisfied, which certification will be made no later than February 28th (or such other date specified by the Committee) of the Fiscal Year immediately following the end of the applicable Performance Period.

Termination.

Upon termination of your employment for any reason (other than your death or termination of employment due to your Disability), (1) you will forfeit all of your unvested RSUs without any consideration, unless the Committee expressly determines otherwise, and (2) for purposes of Section 4.2 of the Plan, the Shares underlying the unvested RSUs will again be available for issuance under the Plan.

Exhibit A-2

In the event of termination of your employment prior to the Performance Vesting Date due to your death or Disability, the unvested RSUs shall vest and be free of restrictions on the date of termination of employment due to death or Disability to such extent as if all Performance Objectives had been fully satisfied at “Target” performance level.

For purposes of this Award Document, “Disability” shall mean a mental or physical illness that entitles you to receive benefits under the long-term disability plan of the Company or an Affiliate; provided that you remain totally disabled for six (6) consecutive months. If you are not covered by such a plan, “Disability” shall be defined by reference to the Company’s long-term disability policy as if such policy applied to you.

Change in Control.

If a Change in Control occurs prior to the completion of the final Performance Period under this Award, then as of the effective date of such Change in Control, any then unvested portion of this Award shall vest and be free of restrictions as if all Performance Objectives had been fully satisfied at “Target” performance level, and you shall have the right and option to participate in the acquisition to the extent of and in the same manner as all other stockholders of the Company.

Withholding Taxes.

You acknowledge that you are required to make acceptable arrangements to pay any withholding taxes that may be due as a result of receipt of this Award or the vesting and payout of the RSUs that you receive under this Award, and no Shares will be released to you until you have made such arrangements. These arrangements may include any one or a combination of the following, as determined by the Company or the Committee: (a) withholding of Shares or the sale of Shares that otherwise would be released to you when they vest; (b) surrendering of Shares that you already own; (c) direct payment by you to the Company; (d) payroll withholding; (e) any other method as the Company or Committee may elect in compliance with applicable law. The fair market value of the Shares that are withheld or that you surrender, if applicable, determined as of the date when the taxes otherwise would have been withheld in cash, will be applied as a credit against the taxes.

You acknowledge that the ultimate liability for all tax obligations legally due by you is and remains your responsibility.

Tax Consultation.

By signing this Award Document, you represent that you have consulted with any tax consultant(s) you deem advisable in connection with the grant and vesting of this Award (including the delivery of Shares underlying the RSUs that you receive under this Award), that you are not relying on the Company or an Affiliate for any tax advice and that you will hold the Company and its Affiliates harmless from any and all tax liabilities imposed in connection with the grant and vesting of this Award (including the delivery of any Shares).

Exhibit A-3

No Guarantee of Continued Employment.

YOU ACKNOWLEDGE AND AGREE THAT THIS AWARD DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE “VESTING SCHEDULE” SET FORTH IN THIS AWARD DOCUMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S OR ANY AFFILIATE’S RIGHT TO TERMINATE YOUR EMPLOYMENT AT ANY TIME OR FOR ANY REASON NOT PROHIBITED BY LAW, AND WILL NOT CONFER UPON YOU ANY RIGHT TO CONTINUE YOUR EMPLOYMENT FOR ANY SPECIFIED PERIOD OF TIME.

Data Protection.

You acknowledge and agree that, for the reasons described below, the Company or any of its Affiliates may process sensitive personal data about you. Such data may include, but shall not be limited to:

•

Personal data: Name, address, telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport or visa information, age, language skills, driver’s license information, birth certificate and employee number.

•

Employment information: Curriculum vitae or resume, wage history, employment references, job title, employment or severance agreement, plan or benefit enrollment forms and elections and equity compensation or benefit statements.

•	Financial information: Current wage and benefit information, personal bank account number, brokerage account information, tax-related information and tax identification number.

The Company may, from time to time, process and transfer this or other information for internal compensation and benefit planning (specifically, for enrollment purposes in the Plan and the administration of the Plan), to determine training needs, to develop a global human resource database and to evaluate skill utilization.

The legal persons for whom your personal data is intended are the Company, the outside plan administrator (as selected by the Company from time to time), legal counsel to the Company (as selected by the Company from time to time), the accountants for the Company (as selected by the Company from time to time) and any other person that the Company may find in its administration of the Plan to be appropriate. You acknowledge that you have been informed of your right to access and correct any personal data by contacting:

Corporate Human Resources

IHS Inc.

15 Inverness Way East

Englewood, Colorado 80112

Telephone No.: 303-397-7977

Facsimile No.: 303-397-2633

Email: humanresources@ihs.com

Exhibit A-4

The Company agrees to ensure that all personal and/or sensitive data that is transmitted will be kept confidential and used only for legitimate Company purposes as described above.

You hereby give your explicit consent to the Company to process any such personal and/or sensitive data. You also hereby provide explicit consent to the Company to transfer any such personal and/or sensitive data outside of the country in which you work or are employed.

Acquired Rights.

In accepting this Award, you acknowledge that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b) the award of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs, even if RSUs have been awarded repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan is voluntary;

(e) the RSUs are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to your actual employer, and RSUs are outside the scope of your employment contract, if any;

(f) the RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g) neither the RSUs nor any provision of this Award Document, the Plan or the policies adopted pursuant to the Plan confer upon you any right with respect to employment or continuation of current employment, and in the event that you are not an employee of the Company or any subsidiary of the Company, the RSUs shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i) the value of Shares acquired on vesting of RSUs may increase or decrease in value;

Exhibit A-5

(j) no claim or entitlement to compensation or damages arises from termination of RSUs, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the RSUs or Shares received upon vesting of the RSUs resulting from termination of your entitlement by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Document, you shall be deemed irrevocably to have waived your entitlement to pursue such claim; and

(k) in the event of termination of your employment (whether or not in breach of local labor laws), your right to receive RSUs and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), your right to receive Shares pursuant to the RSUs after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.

Language.

If you have received this or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to this Award granted under, and your participation, in the Plan or future awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

Entire Agreement; Governing Law.

The Plan and this Award Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. This Award Document may not be modified in a manner that impairs your rights heretofore granted under the Plan, except with your consent. This Award Document is governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Document to the substantive law of another jurisdiction.

Exhibit A-6

Severability.

The provisions of this Award Document are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

BY SIGNING THIS AWARD DOCUMENT, YOU ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN AND REPRESENT THAT YOU ARE FAMILIAR WITH THE TERMS AND CONDITIONS OF THE PLAN, AND HEREBY ACCEPT THIS AWARD SUBJECT TO ALL PROVISIONS IN THIS AWARD DOCUMENT AND IN THE PLAN. YOU HEREBY AGREE TO ACCEPT AS FINAL, CONCLUSIVE AND BINDING ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD DOCUMENT.

Exhibit A-7

ANNEX A

Performance Objectives:

Performance Period(s):

Vesting Schedule:

Calculation of Portion of Award that will Vest for the Performance Period(s):

Annex A-1